UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2020

ATRICURE, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51470 (Commission File Number)	34-1940305 (IRS Employer Identification No.)

7555 Innovation Way, Mason OH 45040

(Address of Principal Executive Offices, and Zip Code)

(513) 755-4100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the AtriCure, Inc. (the “Company”) Annual Meeting of Stockholders which was held on May 20, 2020, the stockholders of the Company approved the AtriCure, Inc. 2014 Stock Incentive Plan Amended and Restated as of May 20, 2020 (the “2014 Plan”). The 2014 Plan was previously approved by the Board of Directors subject to stockholder approval. The 2014 Plan was amended to increase the number of shares of common stock available for issuance under it from 4,350,000 to 5,250,000.

The objectives of the 2014 Plan are to provide long-term incentives to those persons with responsibility for the success and growth of the Company, to motivate participants to achieve the long-term success and growth of the Company, to provide a vehicle to tie a significant portion of compensation to the long-term performance of the Company’s shares, to enable the company to attract and retain skilled and qualified officers, other employees, directors and consultants who are expected to contribute to the Company’s success in a competitive market for such individuals, to facilitate ownership of the company’s shares and to align the personal interests of officers, employees and others in the Company’s long-term growth and profitability with the interests of the Company’s stockholders. The 2014 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2014 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and unrestricted share awards. The 2014 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the 2014 Plan, except for certain adjustments resulting from stock splits and other specified events.

The foregoing summary of the 2014 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan filed as an exhibit to this report.

Item 5.07.Submission of Matters to a Vote of Security Holders.

The stockholders of the Company voted on four items at the Annual Meeting of Stockholders held on May 20, 2020:

1. The election of ten directors to serve one-year terms expiring at the 2021 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

2. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 900,000; and

4.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.

The nominees for director were elected based upon the following votes:

Director Nominees	For	Against	Abstain	Broker Non-Votes
Michael H. Carrel	33,121,498	57,726	75,187	2,760,765
Mark A. Collar	30,645,255	2,530,702	78,454	2,760,765
Scott W. Drake	27,463,922	5,574,804	215,685	2,760,765
Daniel P. Florin	33,154,834	18,372	81,205	2,760,765
Regina E. Groves	33,117,341	56,215	80,855	2,760,765
B. Kristine Johnson	32,373,155	800,401	80,855	2,760,765
Mark R. Lanning	31,782,214	1,394,259	77,938	2,760,765
Karen N. Prange	32,424,060	749,497	80,854	2,760,765
Sven A. Wehrwein	33,098,109	77,847	78,455	2,760,765
Robert S. White	31,781,509	1,391,698	81,204	2,760,765

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 received the following votes:

For:	35,495,597
Against:	448,603
Abstain:	70,976
Broker Non-Votes:	0

The approval of an amendment to the AtriCure, Inc. 2014 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 900,000 received the following votes:

For:	32,565,714
Against:	614,287
Abstain:	74,410
Broker Non-Votes:	2,760,765

The advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement received the following votes:

For:	27,799,695
Against:	4,631,678
Abstain:	823,038
Broker Non-Votes:	2,760,765

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

No.Description

10.1AtriCure, Inc. 2014 Stock Incentive Plan (Amended and Restated as of May 20, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated: May 22, 2020	By:	/s/ M. Andrew Wade
M. Andrew Wade
Chief Financial Officer